SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 18, 2009

Alamo Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52687 (Commission File Number)	98-0489669 (IRS Employer Identification No.)

10497 Town and Country Way, Suite 310, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(832) 436-1832
Registrant’s telephone number, including area code

Green Irons Holdings Corp., PO Box 561, Harbour Gates, Providenciales, Turks and Caicos Islands
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this current report statements that may constitute “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical facts contained in this current report, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.

The words “believe,” “may,” “might,” “will,” “should,” “estimate,” “predict,” “continue,” “anticipate,” “intend,” “expect, “plan,” “project,” “potential” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and trends discussed in this current report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should read this current report completely and with the understanding that our actual future results may be materially different from what we expect. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this current report and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this current report. All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Item 1.01.  Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On November 18, 2009, Green Irons Holdings Corp. (the “Registrant”) completed the asset purchase and sale transaction (the “Asset Purchase Transaction”) contemplated by an Asset Purchase and Sale Agreement (the “Asset Purchase Agreement”) between the Registrant (referred to in this current report as the “Company,” the “registrant,” “Green Irons,” “we,” “us” and similar terms) and Alamo Oil Limited, a UK corporation (“Alamo Oil”). The transactions contemplated by the Asset Purchase Agreement (the “Asset Purchase”) closed on November 18, 2009 (“Closing Date”).

Item 2.01 of this report discusses the consummation of the Asset Purchase Agreement and various other transactions and events completed in connection with the Asset Purchase Agreement and are incorporated herein by reference.

Employment Agreements

As discussed herein, on November 19, 2009, we entered into certain employment agreements with our executive officers.  A full description of the terms of the Employment Agreements is contained in Item 2.01 of this report in the section entitled “Executive Compensation” and is incorporated herein by reference.

Private Placement

In connection with the Asset Purchase, on November 18, 2009, we entered into a Note and Warrant Puchase Agreement with one investor pursaunt to which the investor agreed to lend up to Two Million Dollars ($2,000,000) to us in multiple installments in exchange for a senior secured convertible promissory note (“Note”) with a conversion price of $0.50 per share and three-year warrants to acquire shares of common stock at an exercise price of $1.00 per share (the “Warrants”) in the amount of each installment. The first installment of Three Hundred Thirty Four Thousand Nine Hundred Five Dollars ($334,905) (“First Installment”) was delivered on the Closing Date and we issued 334,905 Warrants to the in connection with the First Installment. The Note and Warrant Puchase Agreement provides that the investor will lend additional installments to us in amounts as requested by us; provided however, that we provide the proposed use of proceeds for each requested amount. Each proposed use of proceeds for each requested amount shall specify that the majority of the proceeds shall be used for the acquisition of low risk oil and gas rights in geographic regions with stable governments. The investor shall have sole discretion in determining whether the proposed use of proceeds meets those requirements.

Post-delivery of the First Installment and prior to any future installments, we intend to effectuate a thirty-for-one split (the “Stock Split”) of the authorized number of shares of its common stock and all of its then-issued and outstanding common stock, par value $0.001 per share. The Note and Warrant Puchase Agreement provides that the Note and Warrants issued in exchange for the First Installment will not be affected by the Stock Split and any future installments shall be treated on a post-Stock Split basis.

We are obligated to register the shares of common stock underlying the Note and the shares of common stock underlying the Warrants for resale as described below under the heading “Registration Rights Agreements.”  A form of the Note and Warrant Puchase Agreement is included as Exhibit 10.8 to this report. A form of the Notes is included as Exhibit 10.9 to this report.  A form of the Warrants is included as Exhibit 10.10 to this report.  The issuance was made pursuant to Regulation S promulgated by the SEC.  We believe that exemptions were available because (iii) the sale was made to eligible non-U.S. persons as that term is defined for purposes of Regulation S, and with regard to all transactions, (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) (including by legending of certificates representing the securities).

In connection with the Private Placement, we entered registration rights agreement with the investor (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, we are obligated to register for resale an aggregate of 1,004,715 shares of common stock, all of which underlie the Note and the Warrants under the Securities Act. This brief description of the Registration Rights Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement as attached in Exhibit 4.1 to this report.

In connection with the Private Placement, we entered security agreement with the investor (the “Security Agreement”) to secure the timely payment and performance in full of our obligations pursuant to the Note.  This brief description of the Security Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Security Agreement as attached in Exhibit 10.11 to this report.

Subsidiary Merger and Name Change

Green Irons owned one hundred percent (100%) of a newly created Nevada corporation called Alamo Energy Corp., which had no operations or assets (“Alamo Sub”). Following the closing of the Asset Purchase Transaction, effective as of November 19, 2009, Alamo Sub merged into Green Irons, resulting in Green Irons changing its name to “Alamo Energy Corp.”

Stock Repurchase and Debt Forgiveness Agreement

On the Closing Date, the Company also entered into a Stock Repurchase and Debt Forgiveness Agreement (the “Repurchase Agreement”) with Mr. McDougall, pursuant to which the Company and Mr. McDougall agreed to cancel 4,616,666 shares of common stock held by Mr. McDougall in exchange for US$61,073.00. Mr. McDougall also agreed to forgive any debt due to him by the Company. The foregoing description of the Repurchase Agreement is only a summary and is qualified in its entirety by reference to the Repurchase Agreement, a copy of which is attached as an exhibit to this current report and incorporated herein by reference.

Vesting Agreements

As a condition to the Private Placement, the investors required our officers and directors to enter into vesting agreements pursuant to which such holders’ shares are subject to vesting.   A full description of the terms of the vesting agreements is contained in the section entitled “Certain Relationships and Related Transactions – Vesting Agreements” incorporated herein by reference.

Lock-Up Agreements

As a condition to the Private Placement, the investors required our officers and directors to enter into lock-up agreements pursuant to which such holders are not permitted to dispose of any of their securities in the Company for a period of one year.   A full description of the terms of the lock-up Agreements is contained in the section entitled “Certain Relationships and Related Transactions – Lock-Up Agreements” incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On November 18, 2009, we completed the acquisition of certain assets from Alamo Oil pursuant to the Asset Purchase Agreement referenced in Item 1.01 of this report.

In connection with the Asset Purchase Transaction, Alamo Oil became a stockholder of the Company holding 350,000 shares of our common stock.  Immediately following the consummation of the Asset Purchase Transaction and the Repurchase Agreement, we had an aggregate of 1,622,284 shares of common stock actually issued. As a result of the Asset Purchase, Alamo Oil now holds approximately 22% of the Company’s outstanding shares of common stock.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the transaction disclosed under Item 2.01 (i.e., the reverse acquisition), then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.  Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined company after the acquisition of Alamo Oil, unless otherwise specifically indicated or the context otherwise requires.

Additional information in response to this Item 2.01 is keyed to the Item numbers of Form 10.  References throughout to “Alamo Oil” refer to Alamo Oil prior to the Asset Purchase.  References to “Green Irons” or “our predecessor” refer to Green Irons prior to the Asset Purchase.  References to the “Company,” “we,” or “our” refer to Alamo Energy following the Asset Purchase.

PART I

Item 1.  Description of Business.

Our Background. We were incorporated in the State of Nevada on March 29, 2006 as Green Irons Holdings Corp. to conduct a business in the golfing industry. On November 18, 2009, we entered into an Asset Purchase Agreement, with Alamo Oil. As a result of the Asset Purchase, we changed management, enter the oil and gas business, and cease all activity in our former business. Our current business is comprised solely of the assets purchased of Alamo Oil.  We are focused to exploration, acquisition, development, production and sale of crude oil and natural gas primarily from exploration and production areas within North America. We are qualified to do business in the State of Texas as "Texas Alamo Energy Corp." We have not undergone bankruptcy, receivership, or any similar proceeding.

Our Business. We are an early stage oil and gas company led by an experienced management team and focused on exploration and production of oil and natural gas. Our business plan is to acquire oil and gas properties for exploration, appraisal and development with the intent to bring the projects to feasibility at which time we will either contract out the operations or joint venture the project to qualified interested parties.  Our main priority will be given to projects with near term cash flow potential, although consideration will be given to projects that may not be as advanced from a technical standpoint but demonstrate the potential for significant upside. We are currently negotiating with various third parties regarding the acquisition of certain oil and gas interests but no agreements, understanding or arrangements (written or oral) have been reached.

The Lozano Lease - Frio County, Western Gulf Province, Texas. In September 2009, Alamo Oil acquired certain oil, gas and mineral leases totaling approximately 110 gross acres, located in Frio County, Texas. As a result of the Asset Purchase, we own a seventy-five percent (75%) working interest in the Lozano lease, which is a currently producing asset with three wells. All three wells have had recently completed workovers.  The production from the Lozano wells is mature and we believe those wells will produce at least $30,000 cash flow per quarter and are likely to continue to produce with slow decline for the foreseeable future.

Frio County forms a rectangle thirty-seven miles east and west and thirty miles north and south, and is comprised of 719,360 acres or 1,133 square miles. Since 1990, the oil industry in Frio County has been successful because of new oil-extraction technology that permits horizontal drilling to considerable depths. Frio County lies within the Western Gulf Province, which includes the portion of Louisiana south of the Lower Cretaceous shelf edge, and Texas south and east of the Ouachita Fold Belt. The Western Gulf includes Texas Railroad Districts 1 through 4. The boundaries include the Ouachita Fold Belt, the southern boundary of East Texas Basin Province (048), the southern boundary of the Mississippi-Louisiana Salt Basins Province (049), the offshore 3-league (10.36-mile) limit in Texas, and the offshore 3-mile limit in Louisiana. The southwest boundary is the Texas-Mexico border.  The area of the Western Gulf is approximately 116,599 square miles. We believe the Western Gulf is one of the most heavily explored provinces in the country and has led to the discovery of significant oil and gas fields with considerable oil and gas reservoirs.

We also received informal options to purchase other working interests in oil and gas leases in Texas, ranging from 30% to 100% and which expire at various dates through March 2010 and which we may purchase for the aggregate amount of $650,000.  If we are unable to purchase these other interests before the respective expiration dates, or before the purchase of these interests by a third party, then we lose those rights.

Business Strategy. Our strategy is to increase shareholder value through strategic acquisitions, appraisal drilling and development. We are focused on the acquisition, appraisal development and exploitation of oil properties.  Our assets currently consist of primarily of the Alamo Property. The company is also searching for possible joint-ventures and new prospects that fit the Company’s strategic focus.

Competition. We compete with other companies for financing and for the acquisition of new oil and gas properties. Many of the oil and gas exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of oil and gas properties of merit, on exploration of their properties and on development of their properties. In addition, they may be able to afford more geological and other technical expertise in the targeting and exploration of oil and gas properties. This competition could result in competitors having properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could have an adverse impact on our ability to achieve the financing necessary for us to conduct further exploration of our acquired properties.

We will also compete with other junior oil and gas exploration companies for financing from a limited number of investors that are prepared to make investments in junior oil and gas exploration companies. The presence of competing junior oil and gas exploration companies may have an adverse impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the oil and gas properties under investigation and the price of the investment offered to investors.

We also compete with other junior and senior oil and gas companies for available resources, including, but not limited to, professional exploration and production, geological and engineering personnel services and supplies, for the drilling completion and production of hydrocarbon resources.

Intellectual Property. We do not presently own any copyrights, patents or trademarks. We own the Internet domain name www.alamoenergycorp.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org”, or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Governmental Regulation. Our oil and gas operations are subject to various federal, state and local governmental regulations. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state and local laws and regulations relating primarily to the protection of human health and the environment. To date, we have incurred no cost related to complying with these laws, for remediation of existing environmental contamination and for plugging and reclamation of our oil and gas exploration property. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

Employees. As of November 18, 2009 we have two employees, with no significant employees other than our officers and directors. We plan to outsource independent consultant engineers and geologists on a part time basis to conduct the work programs on our mineral properties in order to carry out our plan of operations.

Facilities. Our executive offices are located at 10497 Town and Country Way, Suite 310, Houston, Texas 77024, where we occupy approximately 305 square feet of office space. We sublease our offices from Allan Millmaker in exchange for $500 per month on a month to month basis. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate the need to secure any additional space.

Internet Website. Our Internet website is www.alamoenergycorp.com, which is currently under construction.

Item 1A.   Risk Factors.

Our exploration appraisal and development activities are subject to many risks which may affect our ability to profitably extract oil reserves or achieve targeted returns.  In addition, continued growth requires that we acquire and successfully develop additional oil reserves.

Oil exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-ins of connected wells resulting from extreme weather conditions, insufficient storage or transportation capacity or other geological and mechanical conditions. While diligent well supervision and effective maintenance operations can contribute to maximizing production rates over time, production delays and declines from normal field operating conditions cannot be eliminated and can be expected to adversely affect revenue and cash flow levels to varying degrees.

Our commercial success depends on our ability to find, acquire, develop and commercially produce oil and natural gas reserves.  Without the continual addition of new reserves, any existing reserves and the production therefrom will decline over time as such existing reserves are depleted. A future increase in our reserves will depend not only on our ability to explore and develop any properties we may have from time to time, but also on our ability to select and acquire suitable producing properties or prospects.  No assurance can be given that we will be able to continue to locate satisfactory properties for acquisition or participation.  Moreover, if such acquisitions or participations are identified, we may determine that current markets, terms of acquisition and participation or pricing conditions make such acquisitions or participations economically disadvantageous.  There is no assurance that commercial quantities of oil will be discovered or acquired by us.

Our oil and gas operations are subject to operating hazards that may increase our operating costs to prevent such hazards, or may materially affect our operating results if any of such hazards were to occur.

Oil exploration, development and production operations are subject to all the risks and hazards typically associated with such operations, including hazards such as fire, explosion, blowouts, cratering, unplanned gas releases and spills, each of which could result in substantial damage to oil wells, production facilities, other property and the environment or in personal injury. Oil production operations are also subject to all the risks typically associated with such operations, including encountering unexpected formations or pressures, premature decline of reservoirs and the invasion of water into hydrocarbon producing formations. Losses resulting from the occurrence of any of these risks could have a material adverse effect on our results of operations, liquidity and financial condition.

To date, we have generated limited revenues from production of our oil lease interests.  Our oil exploration and development activities will be focused on the exploration and development of our properties which are high-risk ventures with uncertain prospects for success.  In addition, we will not have earnings to support our activities should the wells drilled or properties acquired prove not to be commercially viable.  No assurance can be given that commercial quantities of oil will be successfully produced as a result of our exploration and development efforts.  Further there is no guarantee that we will generate sufficient revenues from production of our reserves.

Our exploration and development activities will depend in part on the evaluation of data obtained through geophysical testing and geological analysis, as well as test drilling activity.  The results of such studies and tests are subjective, and no assurances can be given that exploration and development activities based on positive analysis will produce oil in commercial quantities or costs.  As developmental and exploratory activities are performed, further data required for evaluation of our oil interests will become available.  The exploration and development activities that will be undertaken by us are subject to greater risks than those associated with the acquisition and ownership of producing properties.  The drilling of development wells, although generally consisting of drilling to reservoirs believed to be productive, may result in dry holes or a failure to produce oil in commercial quantities.  Moreover, any drilling of exploratory wells is subject to significant risk of dry holes.

If we are unable to successfully compete with the large number of oil producers in our industry, we may not be able to achieve profitable operations.

Oil exploration is intensely competitive in all its phases and involves a high degree of risk.  We compete with numerous other participants in the search for and the acquisition of oil properties and in the marketing of oil.  Our competitors include oil companies that have substantially greater financial resources, staff and facilities than us.  Our ability to increase reserves in the future will depend not only on our ability to explore and develop our existing properties, but also on our ability to select and acquire suitable producing properties or prospects for exploratory drilling.  Competitive factors in the distribution and marketing of oil include price and methods and reliability of delivery.  Competition may also be presented by alternate fuel sources.

We are subject to various regulatory requirements, including environmental regulations, and may incur substantial costs to comply and remain in compliance with those requirements.

Our operations in the United States are subject to regulation at the federal, state and local levels, including regulation relating to matters such as the exploration for and the development, production, marketing, pricing, transmission and storage of oil, as well as environmental and safety matters.  Failure to comply with applicable regulations could result in fines or penalties being owed to third parties or governmental entities, the payment of which could have a material adverse effect on our financial condition or results of operations.  Our operations are subject to significant laws and regulations, which may adversely affect our ability to conduct business or increase our costs.  Extensive federal, state and local laws and regulations relating to health and environmental quality in the United States affect nearly all of our operations.  These laws and regulations set various standards regulating various aspects of health and environmental quality, provide for penalties and other liabilities for the violation of these standards, and in some circumstances, establish obligations to remediate current and former facilities and off-site locations.

Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of the applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of oil or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such discharge. No assurance can be given that environmental laws will not result in a curtailment of production or a material increase in the costs of production, development or exploration activities or otherwise adversely affect our financial condition, results of operations or prospects.  We could incur significant liability for damages, clean-up costs and/or penalties in the event of discharges into the environment, environmental damage caused by us or previous owners of our property or non-compliance with environmental laws or regulations. In addition to actions brought by governmental agencies, we could face actions brought by private parties or citizens groups.  Any of the foregoing could have a material adverse effect on our financial results.

Moreover, we cannot predict what legislation or regulations will be enacted in the future or how existing or future laws or regulations will be administered, enforced or made more stringent. Compliance with more stringent laws or regulations, or more vigorous enforcement policies of the regulatory agencies, could require us to make material expenditures for the installation and operation of systems and equipment for remedial measures, all of which could have a material adverse effect on our financial condition or results of operations.

Our ability to successfully market and sell oil is subject to a number of factors that are beyond our control, and that may adversely impact our ability to produce and sell oil, or to achieve profitability.

The marketability and price of oil that may be acquired or discovered by us will be affected by numerous factors beyond our control.  Our ability to market our oil may depend upon our ability to acquire space on pipelines that deliver oil to commercial markets. We may also be affected by deliverability uncertainties related to the proximity of our reserves to pipelines and processing facilities, by operational problems with such pipelines and facilities, and by government regulation relating to price, taxes, royalties, land tenure, allowable production, the export of oil and by many other aspects of the oil business.

Our revenues, profitability and future growth and the carrying value of our oil properties are substantially dependent on prevailing prices of oil. Our ability to borrow and to obtain additional capital on attractive terms is also substantially dependent upon oil and natural gas prices. Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil, market uncertainty and a variety of additional factors beyond our control. These factors include economic conditions, in the United States and Canada, the actions of the Organization of Petroleum Exporting Countries, governmental regulation, political stability in the Middle East and elsewhere, the foreign supply of oil, the price of foreign imports and the availability of alternative fuel sources. Any substantial and extended decline in the price of oil would have an adverse effect on the carrying value of our proved reserves, borrowing capacity, revenues, profitability and cash flows from operations.

Volatile oil prices make it difficult to estimate the value of producing properties for acquisition and often cause disruption in the market for oil producing properties, as buyers and sellers have difficulty agreeing on such value. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation projects.

We cannot guarantee that title to our properties does not contain a defect that may materially affect our interest in those properties.

It is our practice in acquiring significant oil leases or interest in oil leases to retain lawyers to fully examine the title to the interest under the lease.  In the case of minor acquisitions, we rely upon the judgment of oil lease brokers or landmen who do the field work in examining records in the appropriate governmental office before attempting to place under lease a specific interest. We believe that this practice is widely followed in the oil industry. Nevertheless, there may be title defects which affect lands comprising a portion of our properties which may adversely affect us.

Our business may be harmed if we are unable to retain our interests in leases.

All of our properties are held under interests in oil and gas mineral leases, some of which expire within the next twelve months. If we fail to meet the specific requirements of each lease, especially future drilling and production requirements, the lease may be terminated or otherwise expire. We cannot be assured that we will be able to meet our obligations under each lease. The termination or expiration of our working interest relating to any lease would harm our business, financial condition and results of operations.

Our reserve estimates are subject to numerous uncertainties and may be inaccurate.

There are numerous uncertainties inherent in estimating quantities of oil reserves and cash flows to be derived therefrom, including many factors beyond our control. In general, estimates of economically recoverable oil reserves and the future net cash flows therefrom are based upon a number of variable factors and assumptions, such as historical production from the properties, production rates, ultimate reserve recovery, timing and amount of capital expenditures, marketability of oil, royalty rates, the assumed effects of regulation by governmental agencies and future operating costs, all of which may vary from actual results. All such estimates are to some degree speculative, and classifications of reserves are only attempts to define the degree of speculation involved. For those reasons, estimates of the economically recoverable oil reserves attributable to any particular group of properties, classification of such reserves based on risk of recovery and estimates of future net revenues expected therefrom prepared by different engineers, or by the same engineers at different times, may vary. Our actual production, revenues, taxes and development and operating expenditures with respect to our reserves will vary from estimates thereof and such variations could be material.

Estimates of proved or unproved reserves that may be developed and produced in the future are often based upon volumetric calculations and upon analogy to similar types of reserves rather than actual production history. Estimates based on these methods are generally less reliable than those based on actual production history. Subsequent evaluation of the same reserves based upon production history and production practices will result in variations in the estimated reserves and such variations could be material.

Our oil property is held in the form of licenses and leases.  If we default on those licenses or leases, we may lose our interest in those properties.

Our properties are held in the form of licenses and leases and working interests in licenses and leases. If we or the holder of the license or lease fail to meet the specific requirement of a license or lease, the license or lease may terminate or expire. There can be no assurance that any of the obligations required to maintain each license or lease will be met, although we exercise our commercially reasonable efforts to do so. The termination or expiration of our licenses or leases or the working interests relating to a license or lease may have a material adverse effect on our results of operations and business.

The loss or unavailability of our key personnel for an extended period of time could adversely affect our business operations and prospects.

Our success depends in large measure on certain key personnel, including our President, Chief Executive Officer and Chief Financial Officer. The loss of the services of such key personnel could have a material adverse effect on us.  Although we are looking into acquiring key person insurance, we do not currently have such insurance in effect for these key individuals. In addition, the competition for qualified personnel in the oil industry is intense and there can be no assurance that we will be able to continue to attract and retain all personnel necessary for the development and operation of our business.

We depend on the services of third parties for material aspects of our operations, including drilling operators, and accordingly if we cannot obtain certain third party services, we may not be able to operate.

We may rely on third parties to operate some of the assets in which we possess an interest. Assuming the presence of commercial quantities of oil on our properties, the success of the oil operations, whether considered on the basis of drilling operations or production operations, will depend largely on whether the operator of the property properly fulfils our obligations.  As a result, our ability to exercise influence over the operation of these assets or their associated costs may be limited, adversely affecting our financial performance.  Our performance will therefore depend upon a number of factors that may be outside of our full control, including the timing and amount of capital expenditures, the operator’s expertise and financial resources, the approval of other participants, the selection of technology, and risk management practices.  The failure of third party operators and their contractors to perform their services in a proper manner could adversely affect our operations.

We are subject to the reporting requirements of federal securities laws, which will be expensive.

We are a public reporting company in the U.S. and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if we remained a privately-held company. In addition, we will incur substantial expenses in connection with the preparation of the registration statement and related documents with respect to the registration of resales of the shares and the reporting of the Asset Purchase.

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time consuming, difficult and costly.

It will be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley after the Asset Purchase. We will need to hire additional financial reporting, internal control, and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley’s internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

We may not be able to achieve the benefits we expect to result from the Asset Purchase.

On November 18, 2009, we entered into the Asset Purchase Agreement and closed the Asset Purchase.  We may not realize the benefits that we presently hope to receive as a result of the Asset Purchase, which includes:

•           access to the capital markets of the United States;
•           the increased market liquidity expected to result from the Asset Purchase;
•           the ability to use registered securities to make acquisition of assets or businesses;
•           increased visibility in the financial community;
•           enhanced access to the capital markets;
•           improved transparency of operations; and
•           perceived credibility and enhanced corporate image of being a publicly traded company.

There can be no assurance that any of the anticipated benefits of the Asset Purchase will be realized in respect to our business operations. In addition, the attention and effort devoted to achieving the benefits of the Asset Purchase and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from other important issues, which could materially and adversely affect our operating results or stock price in the future.

Upon closing of the Asset Purchase, we will operate as a public company subject to evolving corporate governance and public disclosure regulations that may result in additional expenses and continuing uncertainty regarding the application of such regulations.

Changing laws, regulations, and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related rules and regulations, are creating uncertainty for public companies. We are presently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional compliance costs we may incur or the timing of such costs. These new or changed laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by courts and regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Maintaining appropriate standards of corporate governance and public disclosure may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In addition, if we fail to comply with new or changed laws, regulations, and standards, regulatory authorities may initiate legal proceedings against us and our business and our reputation may be harmed.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Following the Asset Purchase, our shares may have limited liquidity.

Following the Asset Purchase, a substantial portion of our shares of common stock will be subject to registration, and will be closely held by certain insider investors. Consequently, the public float for the shares may be highly limited. As a result, should you wish to sell your shares into the open market you may encounter difficulty selling large blocks of your shares or obtaining a suitable price at which to sell your shares.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the Over-The-Counter Bulletin Board, where our shares of common stock will be quoted, generally have been very volatile and have experienced sharp share-price and trading-volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

•	variations in our operating results;
•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
•	changes in operating and stock price performance of other companies in our industry;
•	additions or departures of key personnel; and
•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, following initial public offerings, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been initiated.

If we fail to maintain the adequacy of our internal controls, our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act could be impaired, which could cause our stock price to decrease substantially.

Since, prior to the Asset Purchase, Alamo Oil operated as a private company without public reporting obligations, and it had committed limited personnel and resources to the development of the external reporting and compliance obligations that would be required of a public company. Recently, we have taken measures to address and improve our financial reporting and compliance capabilities and we are in the process of instituting changes to satisfy our obligations in connection with joining a public company, when and as such requirements become applicable to us. Prior to taking these measures, we did not believe we had the resources and capabilities to do so. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems, or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

Our common shares have not yet traded and in the future, may be thinly-traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may be particularly volatile given our status as a relatively small company with a presumably small and thinly-traded “float” and lack of current revenues that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our common shares may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through pre-arranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission (“SEC”).  Penny stocks generally are equity securities with a price of less than $5.00 per share.  The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the near future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we will seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Item 2.  Financial Information.

Selected Financial Data

You should read the summary financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition or Plan of Operations” and Alamo Oil’s financial statements and the related notes included elsewhere in this report. We derived the financial data for the period from September 1, 2009 (inception) to September 30, 2009 from Alamo Oil’s audited financial statements included in this report. The historical results are not necessarily indicative of the results to be expected for any future period.

For the Period from September 1, 2009 (Inception) to September 30, 2009
Operating revenues	$0
Operating expenses	23,715
Loss from operations	(23,715)
Other income (expense)	(2)
Net Loss	$(23,717)

As of September 30, 2009
Balance Sheet Data:
Cash and Cash Equivalents	$0
Oil and gas properties	300,000
Total Assets	300,000
Total Liabilities	23,365
Total Stockholders’ equity	$276,635

Footnotes

The transaction contemplated under the Asset Purchase Agreement is deemed to be a reverse acquisition, where Green Irons (the legal acquirer) is considered the accounting acquiree and Alamo Oil (the legal acquiree) is considered the accounting acquirer.  The assets and liabilities will be transferred at their historical cost with the capital structure of Green Irons. Green Irons is deemed a continuation of the business of Alamo Oil, and the historical financial statements of Alamo Oil will become the historical financial statements of Green Irons; therefore, the pro forma financial information of Green Irons is not be presented in this report.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The following discussion should be read in conjunction with the financial information included elsewhere in this Form 8-K, including the Company’s audited financial statements for the period from September 1, 2009 (inception) to September 30, 2009, and related notes. Because of the reverse acquisition, the following discussion relates to the separate financial statements of Alamo Oil, and reference to the “Company” and to “we,” “our,” and similar words refer to Alamo Energy.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current management’s expectations. These statements may be identified by their use of words like “plans,” “expect,” “aim,” “believe,” “projects,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” and other expressions that indicate future events and trends. All statements that address expectations or projections about the future, including statements about our business strategy, expenditures, and financial results are forward-looking statements. Our management believes that the expectations reflected in such forward-looking statements are accurate. However, management cannot assure you that such expectations will occur.

Actual results could differ materially from those in the forward looking statements due to a number of uncertainties including, but not limited to, those discussed in this section. Factors that could cause future results to differ from these expectations include general economic conditions, further changes in our business direction or strategy; competitive factors, oil and gas exploration uncertainties, and an inability to attract, develop, or retain technical, consulting, managerial, agents, or independent contractors. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives requires the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and management assumes no obligation to update any such forward-looking statements. You should not unduly rely on these forward-looking statements, which speak only as of the date of this Current Report. Except as required by law, management is not obligated to release publicly any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of unanticipated events.

Critical Accounting Policy and Estimates. Our Management's Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the period from September 1, 2009 (inception) to September 30, 2009.

Overview of Alamo Oil. Alamo Oil, an early stage oil and gas company, was incorporated under the laws of the United Kingdom on September 1, 2009.   As a result of the Asset Purchase, Alamo Oil was deemed to be the acquirer for accounting purposes. Accordingly, the financial statement data presented are those of Alamo Oil for all periods.

Results of Operations

Revenues. We had no revenues for the period from September 1, 2009 (inception) to September 30, 2009.  We hope to generate revenues as we operate our oil and gas properties and increase our property holdings.

Operating Expenses. For the period from September 1, 2009 (inception) to September 30, 2009, our total operating expenses were $23,715. Our total operating expenses consisted of professional fees of $23,330, which is attributed to the legal expenses and accounting expenses related to becoming a public company, bank charges of $35 and rent of $350.  We expect that we will continue to incur significant legal and accounting expenses related to being a public company.

Net Income or Loss.  For the period from September 1, 2009 (inception) to September 30, 2009, our net operating loss was $23,717 after $2 in other expense.  We expect to continue to incur net losses for the foreseeable future and until we generate significant revenues.

Liquidity and Capital Resources Liquidity and Capital Resources. We had no cash as of September 30, 2009 and no total current assets as of that date. As of September 30, 2009, our total assets of $300,000 were represented solely by our oil and gas properties held.  Our current liabilities were $23,365 as of September 30, 2009, which was represented by accounts payable and accrued liabilities of $23,365.  We had no other liabilities and no long term commitments or contingencies as of September 30, 2009.

During 2009, we expect that the legal and accounting costs of becoming a public company will continue to impact our liquidity and we may need to obtain funds to pay those expenses. We also expect that we will incur significant expenses related to oil and gas exploration and development.  Other than the anticipated increases in legal and accounting costs due to the reporting requirements of becoming a reporting company and expenses related to oil and gas exploration and development, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

Off-Balance Sheet Arrangements. We have no off-balance sheet arrangements.

Related Party Transactions.

For a description of our related party transactions, please see the section of this Current Report entitled “Certain Relationships and Related Transactions.”

Item 3.  Description of Property.

Facilities. Our executive offices are located at 10497 Town and Country Way, Suite 310, Houston, Texas 77024, where we occupy approximately 305 square feet of office. We sublease our offices from Allan Millmaker in exchange for $500 per month on a month to month basis. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate the need to secure any additional space.

Further, we have the following oil and gas property in connection with our principal business activities:

The Lozano Lease - Frio County, Western Gulf Province, Texas. In September 2009, Alamo Oil acquired certain oil, gas and mineral leases totaling approximately 110 gross acres, located in Frio County, Texas. As a result of the Asset Purchase, we own a seventy-five percent (75%) working interest in the Lozano lease, which is a currently producing asset with three wells. All three wells have had recently completed workovers.  We believe those wells will produce at least $30,000 cash flow per quarter. The production volumes are expected to continue to produce with little decline for the foreseeable future. The Lozano Lease has potential for production enhancement from the existing wells and also additional infill drilling on the lease. Further review and appraisal of the production performance and assessment of the remaining recoverable reserves is required to address this potential.

We also received informal options to purchase other working interests in oil and gas leases in Texas, ranging from 30% to 100% and which expire at various dates through March 2010 and which we may purchase for the aggregate amount of $650,000.  If we are unable to purchase these other interests before the respective expiration dates, or before the purchase of these interests by a third party, then we lose those rights.

Frio County forms a rectangle thirty-seven miles east and west and thirty miles north and south, and is comprised of 719,360 acres or 1,133 square miles. Since 1990, the oil industry in Frio County has been successful because of new oil-extraction technology that permits horizontal drilling to considerable depths. Frio County lies within the Western Gulf Province, which includes the portion of Louisiana south of the Lower Cretaceous shelf edge, and Texas south and east of the Ouachita Fold Belt. The Western Gulf includes Texas Railroad Districts 1 through 4. The boundaries include the Ouachita Fold Belt, the southern boundary of East Texas Basin Province (048), the southern boundary of the Mississippi-Louisiana Salt Basins Province (049), the offshore 3-league (10.36-mile) limit in Texas, and the offshore 3-mile limit in Louisiana. The southwest boundary is the Texas-Mexico border.  The area of the Western Gulf is approximately 116,599 square miles. We believe the Western Gulf is one of the most heavily explored provinces in the country and has led to the discovery of significant oil and gas fields with considerable oil and gas reservoirs.

Item 4.  Security Ownership of Certain Beneficial Owner and Management.

The following table sets forth certain information regarding the shares of common stock beneficially owned or deemed to be beneficially owned as of November 19, 2009 by (i) each person whom we know beneficially owns more than 5% of our common stock, (ii) each of our directors, (iii) our officers, and (iv) all of our directors and executive officers as a group.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the beneficial owners named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of November 19, 2009.  We did not deem those shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner and Address	Amount and Nature of Beneficial Ownership	Percent of Class (3)
Allan Millmaker 10497 Town and Country Way, Suite 310 Houston, Texas 77024	233,334 Shares (1) Chief Executive Officer, President, Director	14.38%
Philip Mann 10497 Town and Country Way, Suite 310 Houston, Texas 77024	100,000 Shares (2) Chief Financial Officer, Secretary, Director	6.16%
Alamo Oil Limited 5 Spinnaker Close, Hedon Hull, United Kingdom HU12 8RE101	350,000 Shares	21.57%
All Executive Officers and Directors as a Group (2 persons)	333,334 Shares	20.54%
(1)		Includes 116,667 shares which are subject to the Vesting Agreement dated November 19, 2009.
(2)		Includes 50,000 shares which are subject to the Vesting Agreement dated November 19, 2009.
(3)	Percentage of beneficial ownership of our common stock is based on 1,622,284 shares of common stock outstanding as of the date of the table.

Item 5.  Directors and Executive Officers.

Appointment of New Officers and Directors

The following table sets forth the names, ages and principal positions of our executive officers and directors as of November 19, 2009:

Name	Age	Positions held:
Allan Millmaker	57	Chief Executive Officer, President, Director
Philip Mann	23	Chief Financial Officer, Secretary, Director

Biographical Information

Allan Millmaker. Mr. Millmaker, our Chief Executive Officer and President, has over thirty years of experience in the oil and gas industry.  From 2005 to the present, Mr. Millmaker has worked as an independent project generator specializing in the development of quality oil and gas projects and oil service business ventures. From 2002 to 2005, Mr. Millmaker worked for Bluewater Offshore Production Systems (U.S.A.), Inc., one of Europe’s leading providers to the offshore oil industry, where he was responsible for operations in North and South America. From 1995 to 2001, Mr. Millmaker worked for Navion ASA as Senior Vice President for the Floating Production Business. His division was responsible for developing business for the Multipurpose Shuttle Tankers and establishing Navion as a Floating Production Storage and Offloading (FPSO) upplier. During his tenure, Navion won contracts for the Navion Munin FPSO, operating at the Lufeng 22-1 field in the South China Sea and the Berge Hugin FPSO, which is producing at the Pierce field in the UK sector of the North Sea. From 1991 to 1995, he acted as an independent consultant for Kerr McGee in the UK on the Gryphon project and later for Shell on the Troll and Draugen projects.

From 1979 to 1986, he worked for Mobil Exploration Norway Inc.’s engineering team, helping to bring the Statfjord “A” wells on-stream, and later became Offshore Production Supervisor. In 1983, he joined Mobil’s operations team where he was Operations Superintendent for the Statfjord “A” platform and in 1986, Platform Manager for Statfjord “B” platform.  When the operatorship of the Statfjord field was transferred to Statoil, Mr. Millmaker accepted the offer to continue with Statoil and from 1987 was seconded to Shell as Deputy Project Manager on the Troll Phase 1 Project. In 1989 he joined Shell as Operations Manager on the Northwest Shelf Gas Project in Western Australia.

From 1974 to 1979, Mr. Millmaker served as a production engineer for British Petroleum (BP) in Abu Dhabi, where he worked in the production and drilling departments. He obtained a first class honors B.Sc. degree in Production Engineering and Management at the University of Strathclyde, Glasgow in 1974. Mr. Millmaker is not an officer or director of any other reporting company.

Philip Mann. Mr. Mann is our Chief Financial Officer and Secretary. For the past five years, Mr. Mann has provided independent accounting and financial services, including preparing budgets, financial reports, tax and audit functions, to various private and public companies. He was awarded an International Baccalaureate Certificate from King William’s College, Isle of Man in 2004.
Mr. Mann is not an officer or director of any other reporting company.

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

There are no family relationships among our directors or among our executive officers.

Our Board of Directors does not have an Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee because, due to the Board’s composition and our relatively limited operations, we are able to effectively manage the issues normally considered by such committees. Our new Board of Directors may undertake a review of the need for these committees.

Security holders may send communications to our board of directors by writing to 10497 Town and Country Way, Suite 310, Houston, Texas 77024, attention Board of Directors or any specified director. Any correspondence received at the foregoing address to the attention of one or more directors is promptly forwarded to such director or other directors.

Item 6.  Executive Compensation.

Upon consummation of the Asset Purchase Transaction on November 18, 2009, our executive officers were reconstituted and none of our current executive officers served as our executive officers during the years ended April 30, 2008 and April 30, 2009.  The following table shows for the years ended April 30, 2008 and April 30, 2009, the compensation awarded to or paid to, or earned by all individuals who served as our executive officers during the years ended April 30, 2008 and April 30, 2009.

Name and Principal + Position	Year Ended	Salary $	Bonus $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Sandy McDougall President, CEO, CFO, Secretary	2009	None	None	None	None	None	None	None	None
	2008	None	None	None	None	None	None	None	None

Stock Options/SAR Grants. No grants of stock options or stock appreciation rights were granted in the years ended April 30, 2008 and April 30, 2009.

Long-Term Incentive Plans. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

Employment Contracts and Termination of Employment. On November 19, 2009, we entered into an executive employment agreement with Allan Millmaker (“Millmaker Agreement”).  Under the terms of the Millmaker Agreement, Mr. Millmaker has agreed to serve as our President and Chief Executive Officer for a period of three years.  The Millmaker Agreement provides for an initial base salary of $6,000 per month. The base salary amount shall increase by One Thousand Dollars ($1,000) after the last day of each of our fiscal quarters during the first fiscal year of the Millmaker Agreement.  Mr. Millmaker is also eligible to participate in benefit and incentive programs we may offer. This brief description of the Millmaker Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Millmaker Agreement as attached in Exhibit 10.1 to this report.

On November 19, 2009, we entered into an executive employment agreement with Philip Mann (“Mann Agreement”).  Under the terms of the Mann Agreement, Mr. Mann has agreed to serve as our Chief Financial Officer and Secretary for a period of three years.  The Mann Agreement provides for an initial base salary of $4,000 per month. The base salary amount shall increase by Five Hundred Dollars ($500) after the last day of each of our fiscal quarters during the first fiscal year of the Mann Agreement.  Mr. Mann is also eligible to participate in benefit and incentive programs we may offer. This brief description of the Mann Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Mann Agreement as attached in Exhibit 10.2 to this report.

Item 7.  Certain Relationships and Related Transactions, and Director Independence.

There are no material relationships between the Company and our directors and executive officers other than the transactions and relationships described below, or contemplated in the Asset Purchase Agreement.

Employment Agreements. On November 19, 2009, we entered into an executive employment agreement with Allan Millmaker, our Chief Executive Officer, President and a director (“Millmaker Agreement”).  Under the terms of the Millmaker Agreement, Mr. Millmaker has agreed to serve as our President and Chief Executive Officer for a period of three years.  The Millmaker Agreement provides for an initial base salary of $6,000 per month. The base salary amount shall increase by One Thousand Dollars ($1,000) after the last day of each of our fiscal quarters during the first fiscal year of the Millmaker Agreement.  Mr. Millmaker is also eligible to participate in benefit and incentive programs we may offer. This brief description of the Millmaker Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Millmaker Agreement as attached in Exhibit 10.1 to this report.

On November 19, 2009, we entered into an executive employment agreement with Philip Mann (“Mann Agreement”).  Under the terms of the Mann Agreement, Mr. Mann has agreed to serve as our Chief Financial Officer and Secretary for a period of three years.  The Mann Agreement provides for an initial base salary of $4,000 per month. The base salary amount shall increase by Five Hundred Dollars ($500) after the last day of each of our fiscal quarters during the first fiscal year of the Mann Agreement.  Mr. Mann is also eligible to participate in benefit and incentive programs we may offer. This brief description of the Mann Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Mann Agreement as attached in Exhibit 10.2 to this report.

Lock-Up Agreements.  We entered into lock-up agreements (“Lock-Up Agreements”) with each of our officers and directors pursuant to which such holders are not permitted to dispose of any of their securities in the Company for a period of one year.   This brief description of the Lock-Up Agreements is not intended to be complete and is qualified in its entirety by reference to the full text of the Lock-Up Agreements as attached in Exhibit 10.3 and 10.4 to this report.

Vesting Agreements. We entered into vesting agreements (“Vesting Agreements”) with each of our officers and directors pursuant to which such holders’ shares are subject to vesting based on milestones being completed by each of our of officers and directors.  This brief description of the Lock-Up Agreements is not intended to be complete and is qualified in its entirety by reference to the full text of the Vesting Agreements as attached in Exhibit 10.5 and 10.6 to this report.

Office Space.  Our executive offices are located at 10497 Town and Country Way, Suite 310, Houston, Texas 77024, where we occupy approximately 305 square feet of office. We sublease our offices from Allan Millmaker, our Chief Executive Officer, President and a director, in exchange for $500 per month on a month to month basis.

Alamo Oil used office space provided by Michael Stott at no charge during the period from September 1, 2009 (Inception) to September 30, 2009. The estimated fair market value of that office space was approximately $350 and was treated as donated capital by Mr. Stott.

Other Transactions.  Upon the closing of the Asset Purchase, Sandy McDougall, a director and former officer of Green Irons agreed to cancel 4,616,666 shares of our common stock that he owned, in exchange for $61,073.00. Mr. McDougall also agreed to forgive any debt due to him by the Company. The Repurchase Agreement is attached hereto as Exhibit 10.7.

As of April 30, 2008, we had notes payable to a former officer, Andrew Couvell, totaling $34,413.  During May 2008, we repaid Mr. Couvell $20,000, leaving a balance of $14,413 at April 30, 2009. Mr. Couvell agreed to forgive the remaining portion of those notes pursuant a release that he executed on November 18, 2009.

As of April 30, 2009, we had a note payable to our sole officer and director, Sandy McDougall, totaling $7,100. The notes are unsecured, due upon demand and have been imputing interest at the rate of 10% per annum.  For the years ended April 30, 2009 and 2008, the former officer and the director elected to contribute all of the $1,672 and $3,441, respectively, of imputed interest to additional paid in capital. Mr. McDougall agreed to forgive the remaining portion of that note pursuant to the Repurchase Agreement and a release that he executed on November 18, 2009.

For the years ended April 30, 2009 and 2008, Mr. Sandy McDougall, our sole officer and director, contributed $4,808 and $4,808, respectively, of accrued salary to capital, which represents an annual salary based on 200 hours worked per year at $50,000 per year.

In March, 2006, we issued a total of 5,000,000 shares of restricted common stock to Andrew Couvell, our president at the time, in consideration of $500 cash. In May, 2006, Andrew Couvell sold 2,500,000 of his common stock to Mr. Sandy McDougall, in consideration for $250 cash. In August, 2006, Andrew Couvell sold his remaining 2,500,000 of common stock to Mr. Sandy McDougall, in consideration for $250 cash.

Director Independence. We do not have any independent directors.  The determination of independence of directors has been made using the definition of “independent director” contained under Rule 4200(a)(15) of the Rules of National Association of Securities Dealers.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transactions, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

·	disclose such transactions in prospectuses where required;
·	disclose in any and all filings with the Securities and Exchange Commission, where required;
·	obtain disinterested directors consent; and
·	obtain shareholder consent where required.

Item 8.  Legal Proceedings.

We are not currently a party to any legal proceedings.

Item 9.  Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

Our common shares are not listed on any stock exchange, but are quoted on the OTC Bulletin Board under the symbol “GIHO.”  We intend to file the requisite paperwork for a new symbol, and we hope to receive the new symbol in the next thirty days. Shares of our common stock have not been traded since August 23, 2007, when our stock first became eligible for quotation.

The approximate number of stockholders of record at November 19, 2009 was 20.  The number of stockholders of record does not include beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

As of November 19, 2009, we also had outstanding warrants that were exercisable for approximately 334,905 shares of common stock.

We are obligated under the Registration Rights Agreements to file, on or before January 17, 2010, a registration statement with the SEC, registering for resale 669,810 shares of common stock underlying a convertible promissory note and 334,905 shares of our common stock underlying warrants.

Dividend Policy. We currently anticipate that we will not declare or pay cash dividends on our common stock in the foreseeable future. We will pay dividends on our common stock only if and when declared by our board of directors.  Our board of directors’ ability to declare a dividend is subject to restrictions imposed by Nevada law.  In determining whether to declare dividends, the board of directors will consider these restrictions as well as our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

Securities Authorized For Issuance Under Equity Compensation Plans. As of November 19, 2009, we had no compensation plans under which our equity securities were authorized for issuance.

Item 10.  Recent Sales of Unregistered Securities.

See Item 3.02 of this Form 8-K, which describes sales of unregistered securities in connection with the Asset Purchase.

Item 11.  Description of Securities.

Our authorized capital stock consists of 100,000,000 common shares, par value $.001 per share.  On November 19, 2009, there were 1,622,284 common shares issued and outstanding following the issuance pursuant to the Asset Purchase and the cancellation of the 4,616,666 shares owned by Mr. McDougall.

Our common stock is the only class of voting securities issued and outstanding.  Holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.  Holders of our common shares do not have cumulative voting rights.

The holders of our common shares are entitled to dividends when and if declared by our Board of Directors from legally available funds.  The holders of our common shares are also entitled to share pro rata in any distribution to stockholders upon our liquidation or dissolution.

Item 12.  Indemnification of Directors and Officers.

Under our Bylaws, directors and officers will be indemnified to the fullest extent allowed by the law against all damages and expenses suffered by a director or officer being party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative. This same indemnification is provided pursuant to Nevada Revised Statutes, Chapter 78, except the director or officer must have acted in good faith and in a manner that he believed to be in our best interest, and the stockholders or the board of directors unless ordered by a court, must approve any discretionary indemnification.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 13.  Financial Statements and Supplementary Data.

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm ..............................................................................................................................................................................24

Balance Sheet ……………...…… 25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder
Alamo Oil Limited

We have audited the accompanying balance sheet of Alamo Oil Limited (an exploration stage company) as of September 30, 2009, and the related statements of operations, stockholder’s equity and cash flows for the period from inception (September 1, 2009) through September 30, 2009.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alamo Oil Limited (an exploration stage company) as of September 30, 2009, and the results of its operations and its cash flows for the period from inception (September 1, 2009) through September 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 3, the Company has incurred an operating loss and has an accumulated deficit.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Mendoza Berger & Company, LLP

Irvine, California
November 6, 2009

ALAMO OIL LIMITED
(An Exploration Stage Company)
 BALANCE SHEET
SEPTEMBER 30, 2009

ASSETS

Current assets
Cash	$-

Total current assets	-

Oil and gas properties	300,000

Total assets	$300,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$23,365

Total current liabilities	23,365

Commitments and contingencies	-

Stockholders’ equity
Share capital, 100 shares authorized; $2.00 par value (£1.00),
1 share issued and outstanding at September 30, 2009	2
Additional paid-in capital	300,350
Deficit accumulated during the exploration stage	(23,717)

Total stockholders’ equity	276,635

Total liabilities and stockholders’ equity	$300,000

The accompanying notes are an integral part of these financial statements

ALAMO OIL LIMITED
(An Exploration Stage Company)
 STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 1, 2009)
THROUGH SEPTEMBER 30, 2009

Operating expenses
Professional fees	$23,330
Bank charges	35
Rent	350

Total operating expenses	23,715

Loss from operations	(23,715)

Other income (expense)	(2)

Net loss before provision for income taxes	(23,717)

Provision for income taxes	-

Net loss	$(23,717)

Basic and diluted loss per share	(23,717)

Basic and diluted weighted average shares outstanding	1

The accompanying notes are an integral part of these financial statements

ALAMO OIL LIMITED
(An Exploration Stage Company)
 STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 1, 2009)
THROUGH SEPTEMBER 30, 2009

				Deficit
	Share Capital			Accumulated
	Number of Shares	Amount	Additional Paid-In Capital	During Exploration Stage	Total Stockholders’ Equity

Balance, September 1, 2009	-	$-	$-	$-	$-

Issuance of founder’s share	1	2	-	-	2

Additional paid-in capital for the purchase of oil and gas properties	-	-	300,000	-	300,000

Additional paid-in capital in exchange for facilities provided by officer	-	-	350	-	350

Net loss	-	-	-	(23,717)	(23,717)

Balance, September 30, 2009	1	$2	$300,350	$(23,717)	$276,635

The accompanying notes are an integral part of these financial statements

ALAMO OIL LIMITED
(An Exploration Stage Company)
 STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 1, 2009)
THROUGH SEPTEMBER 30, 2009

Cash flows used in operating activities:
Net loss	$(23,717)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Rent of facility provided by officer	350
Issuance of founder’s share	2
Changes in operating assets and liabilities:
Increase in accounts payable and accrued liabilities	23,365

Net cash provided by operating activities	-

Net increase in cash	-

Cash, beginning of period	-

Cash, end of period	$-

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income taxes	$-
Interest	$-

Non-cash transactions:
Additional paid in capital for the purchase of oil and gas properties	$300,000
Rent of facility provided by officer	$350
Issuance of founder’s share	$2

The accompanying notes are an integral part of these financial statements

ALAMO OIL LIMITED
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

1.         ORGANIZATION AND BASIS OF PRESENTATION

Organization

Alamo Oil Limited (Alamo) was incorporated on September 1, 2009 in the United Kingdom.  On September 1, 2009, Alamo acquired a 75% interest in three (3) producing oil and gas leases in Frio County, Texas.  Alamo is involved in the oil and gas exploration business and also has the “First Right of Purchase” to acquire several other oil and gas leases in the state of Texas.  In these notes, the terms “Alamo”, “Company”, “we”, “us” or “our” mean Alamo Oil Limited.

Exploration Stage

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America, and are expressed in United States dollars.  The Company has not produced significant revenues from its principal business and is in the exploration stage company as defined by ASC 915, Development Stage Entities.

The Company is in the early exploration stage.  In an exploration stage company, management devotes most of its time to the acquisition of oil and gas leases, conducting exploratory work, and developing its business.  These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business.  The Company has never paid any dividends and is unlikely to pay dividends may not generate any significant earnings in the immediate or foreseeable future.  The continuation of the Company as a going concern and the ability of the Company to emerge from the exploration stage with respect to any planned principal business activity is dependent upon the continued financial support from its shareholder, the ability of the Company to obtain necessary equity financing to continue operations and the attainment of profitable operations.

ALAMO OIL LIMITED
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The Company’s financial statements are based on a number of significant estimates, including the purchase price acquisition costs allocated to the oil and gas properties and accruals for estimated professional fees.

Fair Value of Financial Instruments

The carrying values reflected in the balance sheet for cash, accounts payable and accrued liabilities and advances approximate their fair values because of the short-term nature of these instruments.

Revenue Recognition

Oil and gas revenue will be recognized as income when oil or gas is produced and sold.

Long-Lived Assets

At September 30, 2009, the Company’s only long lived asset was its oil and gas properties.  Oil and gas properties whose costs are individually significant are assessed individually.  Where it is not practicable to assess individually, such properties may be grouped for an assessment of impairment.  Impairment of oil and gas properties is estimated based on primary lease terms, geologic data, average holding periods and monthly production.  The Company’s oil and gas properties are evaluated quarterly for the possibility of potential impairment.  At September 30, 2009, the Company determined that the oil and gas properties fair value exceeded its carrying amount and therefore did not recognize an impairment loss.

ALAMO OIL LIMITED
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Income tax expense is based on pre-tax financial accounting income.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Oil and Gas Properties

The Company follows the full cost method of accounting whereby all costs related to the acquisition and development of oil and gas leases and acquisition and development of oil and gas properties are capitalized into a single cost center (“full cost pool”).  Such costs include lease acquisition costs, geological and geophysical expenses, overhead directly related to exploration and development activities and costs of drilling both productive and non-productive wells.  Proceeds from property sales are generally credited to the full cost pool without gain or loss recognition unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to these costs.  A significant alteration would typically involve a sale of 25% or more of the proved reserves related to a single full cost pool.

Depletion of exploration and development costs is computed using the units of production method based upon estimated proven oil and gas reserves.  The costs of unproved properties are withheld from the depletion base until it is determined whether or not proved reserves can be assigned to the properties.  The properties are reviewed quarterly for impairment.

ALAMO OIL LIMITED
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Oil and Gas Properties (continued)

Total well costs are transferred to the depletable pool even when multiple targeted zones have not been fully evaluated.  For depletion and depreciation purposes, relative volumes of oil and gas production and reserves are converted at the energy equivalent rate of six thousand cubic feet of natural gas to one barrel of crude oil.

Under the full cost method of accounting, capitalized oil and gas property costs less accumulated depletion and net of deferred income taxes may not exceed an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved gas reserves plus the cost or estimated fair value, if lower, of unproven properties.  In accordance with ASC 410 and SAB 106, future cash outflows associated with settling asset retirement obligations that have been accrued on the balance sheet, if any, have been excluded from the present value of estimated future net cash flows used in the ceiling test calculation.  Should capitalized costs exceed this ceiling, impairment is recognized.  The present value of estimated future net revenues is computed by applying current prices of oil and gas to estimated future production of proved oil and gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves assuming the continuation of existing economic conditions.

Asset Retirement Obligations

ASC 410, Asset Retirement and Environmental Obligations addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.    Specifically, ASC 410 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  In addition, the asset retirement cost is capitalized as part of the asset’s carrying value and subsequently allocated to expense over the asset’s useful life.  At September 30, 2009, the Company did not have any asset retirement obligations.

Basic and Diluted Net Income / Loss Per Common Share (EPS)

Basic net loss per share is computed by dividing net loss attributable to the common stockholder by the weighted average number of shares outstanding during the reporting period.  The shares of restricted common stock granted to certain officers, directors and employees of the Company are included in the computation only after the shares become fully vested.  Diluted net income per common share includes the potential dilution that could occur upon the exercise of options, warrants and the conversion of preferred shares to acquire common stock computed using the treasury stock method which assumes that

ALAMO OIL LIMITED
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic and Diluted Net Income / Loss Per Common Share (EPS) (continued)

the increase in the number of shares is reduced by the number of shares which could have been repurchased by the Company with the proceeds from the exercise of the options and warrants (which were assumed to have been made at the average market price of the common shares during the reporting period).

As of September 30, 2009, the Company had 1 share of its capital issued and outstanding and no outstanding options, warrants or convertible debt.

Comprehensive Income / Loss

Comprehensive income or loss reflects changes in equity that results from transactions and economic events from non-owner sources.  The Company had no other components comprehensive loss for the period ended September 30, 2009 other than its net loss of $23,717.

Recent Accounting Pronouncements

On September 1, 2009, the Company adopted the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 105-10, Generally Accepted Accounting Principles – Overall (ASC 105-10). ASC 105-10 establishes the FASB Accounting Standards Codification (the Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (ASU). The FASB will not consider an ASU as authoritative in its own right.  An ASU will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification.  ASC 105 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

ALAMO OIL LIMITED
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued)

On September 1, 2009, the Company adopted ASC 825-10-65, Financial Instruments – Overall – Transition and Open Effective Date Information (ASC 825-10-65). ASC 825-10-65 amends ASC 825-10 to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements and also amends ASC 270-10 to require those disclosures in all interim financial statements. The adoption of ASC 825-10-65 did not have a material impact on the Company’s results of operations or financial condition.

On September 1, 2009, the Company adopted ASC 855, Subsequent Events (ASC 855). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date – that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. The adoption of ASC 855 did not have a material impact on the Company’s results of operations or financial condition.

On September 1, 2009, the Company adopted ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) (ASU 2009-05). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

In October 2009, the FASB issued ASU 2009-13, Multiple-Deliverable Revenue Arrangements, (amendments to ASC 605, Revenue Recognition) (ASU 2009-13).  ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to

ALAMO OIL LIMITED
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued)

be allocated using the relative selling price method.  ASU 2009-13 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company does not expect adoption of ASU 2009-13 to have a material impact on the Company’s results of operations or financial condition.

3.         GOING CONCERN

The Company has accumulated a deficit of $23,717 to date and additional financing will be required by the Company to support development of its oil and gas properties until such time as the Company achieves positive cash flow from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to locate additional profitable oil and gas properties, generate significant revenues from its oil and gas production and control production costs.  Based upon current plans, the Company expects to incur operating losses in future periods.  There is no assurance that the Company will be able to generate significant revenues in the future.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

4.         OIL AND GAS PROPERTIES

The Company has an interest of approximately 75% in 110 gross acres in Frio County, Texas.

The following table presents information regarding the Company’s costs incurred for the purchase of proved properties, in exploration and development activities and charges for depletion, if any:
September 30, 2009
Property acquisition costs:
Proved
Opening balance	$-
Purchase price allocation	300,000

$300,000

ALAMO OIL LIMITED
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

4.         OIL AND GAS PROPERTIES (Continued)

The Company’s Texas proven properties are evaluated quarterly for the possibility of potential impairment.  Based on the current production of the proven properties of 7-10 barrels of oil per day (bbl) and the 12-month average price ($/bbl), the Company determined that its carrying amount did not exceed its fair value and expects to recover its capitalized cost within 12-24 months.  Therefore, no impairment was recognized as of September 30, 2009.

On September 1, 2009, Alamo entered into a letter agreement with a Texas oil and gas company (the “Assignor”) for the assignment and acquisition of the Company’s oil and gas properties in Texas.  Under the agreement, the Company was assigned a 75% working interest in three (3) producing wellbores described in certain oil and gas leases covering 110 acres in Frio County, Texas for $300,000.  In addition, the Company received “First Right of Purchase” options to acquire various other working interests in oil and gas leases in the State of Texas from the Assignor.  The options to acquire the other working interests, ranging from 30% to 100%, expire at various dates through March 2010 and are for the aggregate amount of $650,000.  If the Company is unable to purchase the other oil and gas interests prior to their respective expiration dates, or prior to another purchase of the interests by a third party, then the Company will relinquish all rights to those interests under the agreement.

5.         RELATED PARTY TRANSACTIONS

For the period from inception (September 1, 2009) through September 30, 2009, the Company utilized office space of its officer and shareholder at no charge.  The Company treated the usage of the office space as additional paid-in capital and charged the estimated fair value rent of $350 per month to operations.

6.         ACCRUED EXPENSES

Accrued Wages and Compensated Absences

The Company currently does not have any employees.  The majority of organization costs and services have been provided to the Company by the founder and outside, third-party vendors.  As such, there is no accrual for wages or compensated absences as of September 30, 2009.

7.	FAIR VALUE MEASUREMENTS

On September 1, 2009, the Company adopted ASC 820, Fair Value Measurements and Disclosures (ASC 820) with respect to its financial and non-financial assets and liabilities.

ALAMO OIL LIMITED
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

7.         FAIR VALUE MEASUREMENTS (Continued)

ASC 820 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in ASC 840.  ASC 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820 are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•
Level 3 - Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and may include the Company's own data.)

ALAMO OIL LIMITED
(An Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

7.         FAIR VALUE MEASUREMENTS (Continued)

The following table presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of September 30, 2009:

	Total	Level 1	Level 2	Level 3
Assets
Oil and gas properties	$300,000	$-	$-	$300,000
	$300,000	$-	$-	$300,000

Liabilities	$-	$-	$-	$-
	$-	$-	$-	$-

8.         COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company had no lease commitments at September 30, 2009.

9.         PROVISION FOR INCOME TAXES

Income tax expense has not been recognized for the period from inception (September 1, 2009) through September 30, 2009 and no taxes were payable at September 30, 2009, because the Company has incurred losses since its inception.

The Company is subject to the income tax laws in the United Kingdom.  As of September 30, 2009, the Company had net operating loss carry forwards for income tax reporting purposes of approximately $24,000 that may be offset against future taxable.  However, the amount available to offset future taxable income may be limited.  No tax benefit has been reported in the financial statements because the Company believes there is no assurance the carry forwards will be used.  Potential tax benefits of the loss carry forwards are offset by valuation allowance of the same amount.

10.       SUBSEQUENT EVENTS

On October 28, 2009, the Company received cash and issued a promissory note in the amount of $110,000 to an unrelated third party.  Per the terms of the note, interest is accrues at the rate of 8% per annum and the principal amount plus any accrued interest from the date of the note is due upon demand.  Repayment may be made at any time without penalty.

The Company has evaluated its subsequent events through November 6, 2009, the date the financial statements were issued.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

On November 19, 2009, we dismissed Malone and Bailey PC (“Malone”) as our principal accountant effective on such date, and we appointed Mendoza Berger & Company, LLP (“Mendoza”) as our new principal accountant.  Malone’s report on our financial statements for fiscal years 2008 and 2009 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern.  The decision to change accountants was recommended and approved by our Board of Directors.

During fiscal years 2008 and 2009, and the subsequent interim period through November 19, 2009, there were no disagreements with Malone on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Malone, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report, nor were there any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-K.

We engaged Mendoza as our new independent accountant as of November 19, 2009.  During fiscal years 2008 and 2009, and the subsequent interim period through November 19, 2009, we nor anyone on our behalf engaged Mendoza regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

We have requested Malone to furnish us with a letter addressed to the Commission stating whether it agrees with the statements made by us in this Current Report, and, if not, expressing the respects in which it does not agree.  A copy of such letter is attached as Exhibit 16.1 to this current report.

Item 15.   Financial Statements and Exhibits.

See Item 9.01 of this Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Asset Purchase, on November 18, 2009, we entered into a Note and Warrant Puchase Agreement with one investor pursaunt to which the investor agreed to lend up to Two Million Dollars ($2,000,000) to us in multiple installments in exchange for a senior secured convertible promissory note (“Note”) with a conversion price of $0.50 per share and three-year warrants to acquire shares of common stock at an exercise price of $1.00 per share (the “Warrants”) in the amount of each installment. The first installment of Three Hundred Thirty Four Thousand Nine Hundred Five Dollars ($334,905) (“First Installment”) was delivered on the Closing Date and we issued 334,905 Warrants to the in connection with the First Installment. The Note and Warrant Puchase Agreement provides that the investor will lend additional installments to us in amounts as requested by us; provided however, that we provide the proposed use of proceeds for each requested amount. Each proposed use of proceeds for each requested amount shall specify that the majority of the proceeds shall be used for the acquisition of low risk oil and gas rights in geographic regions with stable governments. The investor shall have sole discretion in determining whether the proposed use of proceeds meets those requirements.

Post-delivery of the First Installment and prior to any future installments, we intend to effectuate a thirty-for-one split (the “Stock Split”) of the authorized number of shares of its common stock and all of its then-issued and outstanding common stock, par value $0.001 per share. The Note and Warrant Puchase Agreement provides that the Note and Warrants issued in exchange for the First Installment will not be affected by the Stock Split and any future installments shall be treated on a post-Stock Split basis.

We are obligated to register the shares of common stock undelrying the Note and the shares of common stock underlying the Warrants for resale as described below under the heading “Registration Rights Agreements.”  A form of the Note and Warrant Puchase Agreement is included as Exhibit 10.8 to this report. A form of the Notes is included as Exhibit 10.9 to this report.  A form of the Warrants is included as Exhibit 10.10 to this report.  The issuance was made pursuant to Regulation S promulgated by the SEC.  We believe that exemptions were available because (iii) the sale was made to eligible non-U.S. persons as that term is defined for purposes of Regulation S, and with regard to all transactions, (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) (including by legending of certificates representing the securities).

In connection with the Private Placement, we entered registration rights agreement with the investor (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, we are obligated to register for resale an aggregate of 1,004,715 shares of common stock, all of which underlie the Note and the Warrants under the Securities Act. This brief description of the Registration Rights Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement as attached in Exhibit 4.1 to this report.

In connection with the Private Placement, we entered security agreement with the investor (the “Security Agreement”) to secure the timely payment and performance in full of our obligations pursuant to the Note.  This brief description of the Security Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Security Agreement as attached in Exhibit 10.11 to this report.

Item 5.01. Changes in Control of Registrant.

The Asset Purchase and Repurchase Agreement resulted in a change in control of Green Irons on November 18, 2009.  See Item 2.01 “Completion of Acquisition or Disposition of Assets” above.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Concurrently with the closing of the Asset Purchase, Sandy McDougall resigned as Green Irons’ Director, Chief Executive Officer, President, Chief Financial Officer, Secretary, and Treasurer.  Also on that date, Allan Millmaker was appointed as our President, Chief Executive Officer and a director.  See Part I, Item 5 “Directors and Executive Officers, Promoters and Control Persons;” Part I, Item 6 “Executive Compensation;” and Item 2.01 “Completion of Acquisition or Disposition of Assets;” above.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Green Irons owned one hundred percent (100%) of a newly created Nevada corporation called Alamo Energy Corp., which had no operations or assets (“Alamo Sub”). Following the closing of the Asset Purchase Transaction, effective as of November 19, 2009, Alamo Sub merged into Green Irons, resulting in Green Irons changing its name to “Alamo Energy Corp.”

Item 5.06. Change in Shell Company Status.

As the result of the completion of the Asset Purchase, Green Irons is no longer a shell company, as that term is defined in Rule 12b-2 under the Exchange Act.  See Item 2.01 “Completion of Acquisition or Disposition of Assets” above.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements.  See page F-1.

(b) Shell Company Transactions. See (a) above.

(c) Exhibits.

Exhibit No.	Description

2.1*	Asset Purchase and Sale Agreement by and among Green Irons Holdings Corp. and Alamo Oil Limited, dated November 18, 2009
2.2*	Agreement and Plan of Merger between Green Irons Holdings Corp. and Alamo Energy Corp., dated November 18, 2009
3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 of Green Irons’ Registration Statement on Form SB-2 filed on June 22, 2006
3.2	Certificate of Amendment to Articles of Incorporation, incorporated by reference to Exhibit 3.2 of Green Irons’ Registration Statement on Form SB-2 filed on June 22, 2006
3.3	Bylaws of the Company, incorporated by reference to Exhibit 3.3 of Green Irons’ Registration Statement on Form SB-2 filed on June 22, 2006
3.3*	Articles of Merger between Green Irons Holdings Corp. and Alamo Energy Corp.
4.1*	Form of Registration Rights Agreement
10.1*	Employment Agreement with Allan Millmaker, dated as of November 19, 2009
10.2*	Employment Agreement with Philip Mann, dated as of November 19, 2009
10.3*	Stock Vesting Agreement with Allan Millmaker, dated as of November 19, 2009
10.4*	Stock Vesting Agreement with Philip Mann, dated as of November 19, 2009
10.5*	Lock-Up Agreement with Allan Millmaker, dated as of November 19, 2009
10.6*	Lock-Up Agreement with Philip Mann, dated as of November 19, 2009
10.7*	Stock Repurchase and Debt Forgiveness Agreement, by and between the Company and Sandy McDougall, dated as of November 18, 2009
10.8*	Form of Note and Warrant Purchase Agreement
10.9*	Form of Convertible Promissory Note
10.10*	Form of Warrant Agreement
10.11*	Form of Security Agreement
16.1*	Letter from Malone and Bailey
23.1*	Consent of Independent Registered Accounting Firm

* attached hereto

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the reporting requirements of the Securities Exchange Act, we file reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at its Public Reference Room, located at 100 F Street, N.E. Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.  In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC also maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ALAMO ENERGY CORP.

Date: November 24, 2009	By:	/s/ Allan Millmaker
Allan Millmaker
Chief Executive Officer